UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SCHWAB INVESTMENTS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Final – Solicitation Script

Schwab

Schwab Treasury Inflation Protected Securities Fund

March 22, 2013

877-777-6017

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the Schwab Treasury Inflation Protected Securities Fund. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?

Outbound Greeting:

Hello is Mr. /Ms.                      available please?

Hi Mr. /Ms                     , my name is <Agent Name> and I am calling on behalf of the Schwab Treasury Inflation Protected Securities Fund on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on March 22, 2013 and have not received your vote. Therefore, I’m calling to ask if you would be willing to vote your shares by telephone with me now.

Voting:

Your Fund’s Board of Trustees recommends that shareholders vote “FOR” the proposals. Would you like to vote along with the recommendations of the board?

The process will only take a few moments.

For the record, would you please state your full name and full mailing address?

Are you authorized to vote on all shares in the fund in all accounts? (Should have already identified shares s/he is authorized to vote)

Again, my name is <Agent Name>, a proxy voting specialist on behalf of the Schwab Treasury Inflation Protected Securities Fund. Today’s date is <Date> and the time is <Time> (am/pm) Eastern Time.

Mr. / Ms.                     , I have recorded your [FOR/AGAINST/ABSTAIN] vote for all of your Schwab Treasury Inflation Protected Securities Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 1-877-777-6017. Thank you very much for your participation and have a great day/evening.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

“Would you like me to review the proposals with you? “ (After review, ask them if they would like to vote now over the phone).

If Not Received/Requesting material to be re-mailed:

I can resend the proxy materials to you. Can you please verify your full mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at 1-877-777-6017.

If Not Interested:

(Use rebuttal) I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist on behalf of Schwab Treasury Inflation Protected Securities Fund. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on March 22, 2013.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at

1-877-777-6017 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the Schwab Treasury Inflation Protected Securities Fund. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on March 22, 2013.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 1-877-777-6017 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND – CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center for Schwab Treasury Inflation Protected Securities Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Thank you.”

INBOUND – CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the Schwab Treasury Inflation Protected Securities Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the Schwab Treasury Inflation Protected Securities Fund. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your Schwab Treasury Inflation Protected Securities Fund, please contact your Financial Advisor or call the Schwab Funds at 1-800-435-4000. Thank you for investing in the Schwab Treasury Inflation Protected Securities Fund.

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